UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2004

VendingData Corporation

(Exact name of registrant as specified in its charter)

Nevada	00-32161	91-1696010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6830 Spencer Street, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 733-7195

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On October 14, 2004, the United States District Court, District of Nevada (the “Court”) issued an order denying the motion for summary judgment filed by VendingData Corporation (the “Company”) in the patent infringement case filed in March 2004 by Shuffle Master, Inc. The Court denied the Company’s motion, stating that the Company had failed to submit admissible evidence in support of the arguments made in its motion for summary judgment. The Company intends to file an Emergency Motion for Clarification and Reconsideration of the Court’s October 14, 2004 Order and or an Opposition or Request For More Time in order to have the underlying merits of the Company’s motion for summary judgment considered. The outcome of such motions is uncertain.

Shuffle Master, Inc. has claimed the Company infringed two of its patents. As described in its September 2, 2004 press release, the Company filed the motion for summary judgment on August 24, 2004 to invalidate Shuffle Master, Inc. patents, U.S. Patent Nos. 6,325,373 (“‘373”) and 6,068,258 (“‘258”), which cover card moving mechanisms that register use of an apparatus [the Shuffler]. In that motion, the Company argued that in light of the Court’s recent broad claim interpretations, prior art should have barred the Shuffle Master, Inc.’s ‘373 and ‘258 patent applications.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENDINGDATA CORPORATION
(Registrant)

Date: October 25, 2004

	By:	/s/ Steven J. Blad
Steven J. Blad
	Its:	Chief Executive Officer, President and Treasurer